UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 15, 2006
CanWest Petroleum Corporation
(Exact name of registrant as specified in its charter)

Colorado	0-27659	98-0461154

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

205 — 707 7thAvenue SW, Calgary, Alberta , Canada	T2P 3H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (403) 263-1623
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 15, 2006, CanWest Petroleum Corporation’s wholly owned subsidiary, Township Petroleum Corporation (“Township”), closed a transaction under a Share Purchase Agreement (the “Agreement”) with the shareholders (“Shareholders”) of Stripper Energy Services Inc. (“Stripper Energy”).
     Township purchased from the Shareholders all of the issued and outstanding shares of Stripper Energy’s common stock for a total purchase price of CND$20,000,000 (US$17,850,768) including the original option payment of CND$1,250,000. Stripper Energy owns the 2.5 percent gross overriding royalty on Oilsands Quest Inc.’s (“OQI”) permit lands in Saskatchewan. OQI is a subsidiary of CanWest Petroleum. The result of the transaction is that CanWest Petroleum now owns, through Township, the gross overriding royalty on OQI permit lands.
Item 8.01 Other Events.
     On August 16, 2006, the Company issued a press release announcing the purchase of the 2.5% gross overriding royalty on OQI’s permit lands. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Share Purchase Agreement, effective as of May 31, 2006.

10.2	Assignment Agreement with Township Petroleum Corporation., dated June 6, 2006.

99.1	Press Release dated August 16, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CanWest Petroleum Corporation (Registrant)
Date: August 18, 2006	/s/ Christopher Hopkins
	Name:	Christopher Hopkins
	Title:	Chief Executive Officer

Exhibit Index

Exhibit
No.	Description
(d)	Exhibits

10.1	Share Purchase Agreement, effective as of May 31, 2006.

10.2	Assignment Agreement with Township Petroleum Corporation., dated June 6, 2006.

99.1	Press Release dated August 16, 2006.